As filed with the Securities and Exchange Commission on November 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

______________________

ANI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	58-2301143
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

210 Main Street West
Baudette, Minnesota 56623

(Address of Principal Executive Offices) (Zip Code)

ANI Pharmaceuticals, Inc. Sixth Amended and Restated 2008 Stock Incentive Plan Inducement Stock Option Award

(Full Title of the Plans)

______________________

Stephen P. Carey

Vice President, Finance and Chief Financial Officer

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, Minnesota 56623

(Name and Address of Agent for Service)

(218) 634-3500

(Telephone Number, including area code, of agent for service)

______________________

Copies to:

Karen A. Dempsey

Jason Flaherty

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2008 Stock Incentive Plan	1,000,000(2)	$28.34 (3)	$28,340,000 (3)	$3,091.90 (3)
– Inducement Stock Option Award	179,643 (4)	$29.00 (5)	$5,209,647 (5)	$568.38 (5)
TOTAL	1,179,643	N/A	$33,549,647	$3,660.28
(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of common stock (“Common Stock”) of ANI Pharmaceuticals, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents 1,000,000 additional shares of Common Stock reserved for future issuance under the Registrant’s 2008 Stock Incentive Plan (the “2008 Plan”) following stockholder approval of an amendment to the 2008 Plan.
(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high $28.78 and low $27.90 prices of Common Stock on November 16, 2020, as reported on The Nasdaq Global Market.
(4)	Represents shares of Common Stock upon the exercise of an inducement stock option award granted by the Registrant (the “Stock Option”).
(5)	Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act, this price is equal to the per share exercise price of the Stock Option.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Information required by this Item 1 to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Information required by this Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by ANI Pharmaceuticals, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 27, 2020, pursuant to Section 13(a) of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed on July 19, 2013 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant’s restated certificate of incorporation and the Registrant’s amended and restated bylaws provide in effect that, subject to certain limited exceptions, they may indemnify their directors and officers to the extent authorized and permitted by the DGCL. The Registrant also maintain policies to insure their directors and officers, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain directors and officers of the Registrant, providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, a director shall not be liable to the Registrant or their stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transaction from which the director derives an improper personal benefit.

Any underwriting agreement that the Registrant may enter will likely provide for indemnification by any underwriters of the Registrant, their directors, their officers who sign the registration statement and their controlling persons, if any, for certain liabilities, including liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit Title
5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of EisnerAmper LLP, independent registered public accounting firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (filed as part of signature page).

99.1	ANI Pharmaceuticals, Inc. Sixth Amended and Restated 2008 Stock Incentive Plan, which is incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2020 Virtual Annual Meeting filed with the Commission on April 23, 2020, as supplemented on May 21, 2020 (File No. 001-31812).

99.2	ANI Pharmaceuticals, Inc. Inducement Stock Option Award Agreement, which is incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q for the fiscal quarter ended September 30, 2020 filed with the Commission on November 5, 2020 (File No. 001-31812).

*	Filed herewith.

Item 9.	Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baudette, State of Minnesota, on November 23, 2020.

ANI PHARMACEUTICALS, INC.

Date: November 23, 2020	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of ANI Pharmaceuticals, Inc., a Delaware corporation, do hereby constitute and appoint Nikhil Lalwani and Stephen P. Carey, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nikhil Lalwani	President, Chief Executive Officer and Director	November 23, 2020
Nikhil Lalwani	(Principal Executive Officer)

/s/ Stephen P. Carey	Vice President, Finance and Chief Financial Officer	November 23, 2020
Stephen P. Carey	(Principal Financial Officer and Principal Accounting Officer)

/s/ Patrick D. Walsh	Chairman	November 23, 2020
Patrick D. Walsh

/s/ Robert E. Brown, Jr.	Director	November 23, 2020
Robert E. Brown, Jr.

/s/ Thomas J. Haughey	Director	November 23, 2020
Thomas J. Haughey

/s/ David B. Nash, M.D.	Director	November 23, 2020
David B. Nash, M.D.

/s/ Antonio Pera	Director	November 23, 2020
Antonio Pera

/s/ Jeanne Thoma	Director	November 23, 2020
Jeanne Thoma